UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 18, 2013

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

This amendment to Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by Real Goods Solar, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on December 18, 2013 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2013 Annual Meeting of Shareholders held on December 18, 2013 (the “2013 Annual Meeting”). The sole purpose of this Amendment is to report the Company’s decision regarding how frequently it will conduct future shareholder advisory votes to approve the compensation of the Company’s named executive officers (“Say-on-Pay Vote”). No other modifications to the Original Form 8-K are being made by this Amendment.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future Say-on-Pay Votes held at the 2013 Annual Meeting, the Company’s shareholders supported, by a majority of the votes cast, conducting future Say-on-Pay Votes every three years. The Company has considered the outcome of this advisory vote and has determined that the Company will conduct future Say-on-Pay Votes every three years, the next one in 2016, until the next required advisory vote on the frequency of future Say-on-Pay Votes, which the Company expects to hold no later than its 2019 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Anthony DiPaolo
Anthony DiPaolo
Chief Financial Officer

Date: August 29, 2014